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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-126318 on Form S-4 of our reports dated February 11, 2005, relating to the financial statements and financial statement schedule of Cinergy Corp. (which report expresses an unqualified opinion on Cinergy Corp.'s consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to Cinergy Corp.'s change effective January 1, 2003 in its accounting method for asset retirement obligations; change effective January 1, 2003 in its accounting for stock based compensation; and change effective July 1, 2003 in its accounting for the consolidation of variable interest entities) and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Cinergy Corp. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
August 19, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM